Exhibit 3.1

                            CERTIFICATE OF CORRECTION

                           OF CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                        ICY SPLASH FOOD & BEVERAGE, INC.

                Under Section 105 of the Business Corporation Law
                             ----------------------

           It is hereby certified that:

           1.  The name of the corporation is Icy Splash Food & Beverage, Inc.

           2. The instrument to be hereby corrected was filed by the Department of State on April 29, 1999.

           3. The nature of the informality, error, incorrect statement, or defect of the said instrument to be hereby corrected is as follows: The penultimate sentence of the eighth numbered paragraph incorrectly describes the means of authorizing the instrument as by a written consent signed by the holders of a majority of an outstanding shares entitled to vote thereon instead of by a unanimous written consent signed by all the holders of all the outstanding shares entitled to vote thereon.

           4. The provision hereinabove described is hereby corrected to read as follows:

               "Pursuant to Section 615 of the New York Business Corporation Law, such action was taken without a meeting by unanimous written consent, setting forth the amendment to the Certificate of Incorporation, signed by all the holders of all outstanding shares entitled to vote thereon. Said authorization was given subsequent to unanimous written consent of all the directors in accordance with the provisions of Section 708 of the New York Business Corporation Law."


Signed on August 19, 2005

                                            ICY SPLASH FOOD & BEVERAGE, INC.

                                             /s/ Joseph Aslan
                                            --------------------------
                                            Joseph Aslan
                                            President